EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:                 Tall Oaks Group LLC

Address:            205 Lexington Avenue, 8th Floor
    New York, NY 10016

Designated Filer:                    Tall Oaks Group LLC

Issuer & Ticker Symbol:                  Direct Insite Corp (DIRI.OB)

Signature		TALL OAKS GROUP LLC

	By:	/s/ Lawrence D. Hite
Name: Lawrence D. Hite
Title: Managing Member